Exhibit 99.1

  AMERICAN SOFTWARE REPORTS FIRST QUARTER OF FISCAL YEAR 2007 RESULTS

 First Quarter Operating Earnings Increase 130% Driven by License Fee Growth of
                                       27%

    ATLANTA, Sept. 7 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq: AMSWA) today reported financial results for the first quarter of fiscal year 2007, achieving 22 consecutive quarters of profitability.
    Key first quarter financial highlights include:

     * Software license fees for the quarter ended July 31, 2006 were $4.4 million, an increase of 27% over the first quarter of fiscal 2006;

     * Services and other revenues for the first quarter ended July 31, 2006 were $9.3 million; an increase of 21% over the first quarter of fiscal 2006;

     * Maintenance revenues for the quarter ended July 31, 2006 were $6.5 million, an increase of 16% over the first quarter of fiscal 2006;

     * Total revenues for the quarter ended July 31, 2006 were $20.2 million, an increase of 20% over the first quarter of fiscal 2006; and

     * Operating earnings for the quarter ended July 31, 2006 were $1.7 million, an increase of 130% over the first quarter of fiscal 2006.

    GAAP net earnings were approximately $1.2 million or $0.05 per fully diluted share for the first quarter of fiscal 2007 compared to $1.0 million or $0.04 per fully diluted share for the same period last year. Adjusted net earnings, which exclude acquisition-related intangible costs and stock option compensation expense for the quarter ended July 31, 2006, were $1.6 million or $0.06 per fully diluted share compared to $1.1 million or $0.04 per fully diluted share for the same period last year.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $63.9 million and no debt as of July 31, 2006. This is an increase in cash and investments of approximately $6.2 million compared to July 31, 2005 and a sequential increase of approximately $1.3 million compared to April 30, 2006. On August 29, 2006 the Board of Directors approved a 14% increase to the Company's quarterly dividend from $0.07 per share to $0.08 per share. The Company's regular quarterly cash dividend of $0.08 per share of American Software common stock is payable on December 8, 2006 to shareholders of record at the close of business on November 20, 2006.

    "American Software posted a strong performance for the first quarter of fiscal 2007. We delivered an impressive 130% growth in operating earnings which was driven by a 27% increase in license fee revenue," stated James C. Edenfield, president and CEO of American Software. "This quarter's positive results extended the Company's track record of profitability and positive operation cash flow to 22 consecutive quarters. We will continue to use our financial strength to reinvest in the Company to better serve our customers and we expect to continue providing a tangible benefit to our shareholders with a quarterly dividend."

    Additional highlights for the first quarter of fiscal year 2007 include:

    Customers

     * Notable new and existing customers placing orders with the Company in the first quarter include: 3M Central and Eastern Europe, American Air Filter International, Casual Male Retail, Ceres Fruit Juices, Footlocker, Furniture Brands International, Heineken USA, Horizon Hobby, Jarden Consumer Products, Maggy London, Nisbets PLC, Oneida Ltd., Snyders of Hanover, Tyco Healthcare Singapore, The Bon Ton Stores and VF Intimates.

     * During the quarter, software license agreements were signed with customers located in 12 countries including: Australia, Canada, France, Germany, Hungary, India, New Zealand, Singapore, South Africa, the United Kingdom, the United States and Vietnam.

     * Logility continued its thought leadership initiative during a recent Supply Chain Power Hour: "Keeping your Cool: Simplifying Service Parts Management." The webcast featured speakers from AMR Research, Rheem Manufacturing Company and Logility.

     * New Generation Computing Inc. (NGC), a wholly owned subsidiary of the Company, announced the expansion of its operations to include locations in China that will provide local support for our USA customers and their supply chain partners. Chinese representatives of NGC will provide professional services, development, and sales support in Shenzhen (adjacent to Hong Kong), Shanghai, and Xian.

     * NGC announced that Biscotti Inc., maker of girl's special occasion dresses carried at fine department stores, has fully implemented RedHorse, a comprehensive Enterprise Resource Planning system designed specifically for the sewn products industry (Apparel, Footwear, Retailers, Brand Management and Home Furnishings).

     * NGC announced that Maggy London International Ltd. has selected NGC's RedHorse, e-SPS and e-PDM, for deployment across all Maggy London divisions and worldwide operations. NGC's products are designed specifically for the sewn products industry and are used by manufacturers, brand managers, retailers and importers to manage the design, sourcing and production of raw material and finished products and TPM, a shop floor control and payroll system.

    Products and Technology

     * Logility was ranked in the Visionary Quadrant of Gartner's 2006 Magic Quadrant for Supply Chain Planning in Distribution-Intensive Industries as well as the 2006 Magic Quadrant for Supply Chain Planning in Process Manufacturing Industries. Logility's strength in supply chain planning functionality for process-centric and distribution-intensive manufacturing combined with strong vision and proven ability to execute contributed to Gartner's assessment of Logility in both quadrants.

     * Demand Management, a wholly-owned subsidiary of Logility, Inc., and SoftBrands, Inc., a world-wide leader in enterprise software for manufacturers, announced a partnership to provide end-to-end ERP and SCM solutions for mid-market manufacturers. The combined solution offers unprecedented opportunities for small and mid-sized manufacturers to become more competitive through improved efficiencies to automate Vendor Managed Inventory (VMI), CPFR and Sales & Operations Planning.

     * Demand Management received the SAP Business One(R) integration certification for forecasting and demand planning, further establishing its Demand Solutions(R) software suite as a globally available, fully integrated solution for SAP solutions-based environments. The integration certification offers a built-in integration layer between SAP Business One solutions and Demand Solutions to ensure that information shared between the two systems is accurate and consistent, saving organizations substantial time, money and resources.

     * NGC announced the release of its latest version of RedHorse, a comprehensive Enterprise Resource Planning system designed specifically for the apparel and sewn products industry. RedHorse 2006 uses the current version of MS SQL Server and has been certified by Microsoft.

     * J. Michael Edenfield, president and CEO of Logility, was named to START-IT magazine's CEO Visionaries list. The fourth annual top-ten list recognizes CEOs that are helping manufacturing companies prosper.

     * Logility was named a 2006 Top 100 Logistics IT Provider by Inbound Logistics magazine for the ninth time. The selection process included comparison of more than 300 logistics IT providers and their ability to deliver solutions to meet the diverse needs of the Inbound Logistics' readers.

     * Logility was recognized as a top software vendor in the apparel market by Apparel magazine's inaugural Software Scorecard. Logility was ranked in the top 20 for overall performance and ROI in the 2006 Apparel Software Scorecard.

     * Logility was named by Supply & Demand Chain Executive magazine to the "Supply & Demand Chain Executive 100" for the fifth consecutive year.

    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2006 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)

                                                         First Quarter Ended
                                                              July 31,
                                                ------------------------------------
                                                                             Pct
                                                   2006         2005         Chg.
                                                ----------   ----------   ----------
Revenues:
  License                                       $    4,373   $    3,444           27%
  Services & other                                   9,263        7,687           21%
  Maintenance                                        6,545        5,635           16%
    Total Revenues                                  20,181       16,766           20%

Cost of Revenues:
  License                                            1,454        1,075           35%
  Services & other                                   6,644        5,529           20%
  Maintenance                                        1,777        1,568           13%
    Total Cost of Revenues                           9,875        8,172           21%

Gross Margin                                        10,306        8,594           20%

Operating expenses:
  Research and development                           2,315        2,128            9%
  Less: capitalized development                       (596)        (617)          (3)%
  Sales and marketing                                3,517        3,112           13%
  General and administrative                         3,308        3,155            5%
  Acquisition related amortization of
   intangibles                                          88           87            1%

    Total Operating Expenses                         8,632        7,865           10%

Operating Earnings                                   1,674          729          130%
  Interest Income & Other, Net                         605        1,117          (46)%

Earnings Before Income Taxes and
 Minority Interest                                   2,279        1,846           23%
  Income Tax Expense                                  (905)        (724)          25%
  Minority Interest Expense                           (127)         (98)          30%

Net Earnings                                    $    1,247   $    1,024           22%

Earnings per common share:
  Basic:                                        $     0.05   $     0.04           25%
  Diluted:                                      $     0.05   $     0.04           25%

Weighted average number of common
 shares outstanding:
  Basic                                             24,508       23,970
  Diluted                                           25,266       25,064

Reconciliation of Adjusted Net Earnings:
Net Earnings                                    $    1,247   $    1,024
Acquisition related amortization of
 intangibles                                            88           87
Stock option expense                                   225           --

Adjusted Net Earnings                           $    1,560   $    1,111           40%

Adjusted Net Earnings per Diluted Share         $     0.06   $     0.04           50%

 nm- not meaningful

                             AMERICAN SOFTWARE, INC.
                       Selected Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)

                                                       July 31,
                                                -----------------------
                                                   2006         2005
                                                ----------   ----------
Cash and Short & Long-term investments          $   63,925   $   57,740
Accounts Receivable:
  Billed                                            10,505        9,410
  Unbilled                                           3,701        3,429
Total Accounts Receivable, net                      14,206       12,839
Prepaids & Other                                     2,303        1,938
Deferred Income Tax Asset - short-term                  96           --

PP&E, net                                            7,510        7,924
Capitalized Software, net                            6,500        7,128
Goodwill                                            11,120       10,343
Other Intangibles                                    1,839        3,112
Deferred Income Tax Asset - long-term                   --          714
Non-current Assets                                   1,439        1,533
  Total Assets                                  $  108,938   $  103,271

Accounts Payable                                $      866   $    1,061
Other Current Liabilities                            6,573        5,347
Dividend Payable                                     1,716        1,679
Deferred Income Tax Liability - Short Term              --          121
Deferred Revenues                                   15,050       14,304
  Current Liabilities                               24,205       22,512

Deferred Income Tax Liability - Long Term            1,060           --
Minority Interest                                    4,344        3,419
Shareholders' Equity                                79,329       77,340
  Total Liabilities & Shareholders' Equity      $  108,938   $  103,271

SOURCE  American Software, Inc.
    -0-                             09/07/2006
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html/ /Web site: http://www.amsoftware.com/
    (AMSWA LGTY)